UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2006

Commission File Number 1-5097

JOHNSON CONTROLS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	39-0380010
(State of Incorporation)	(I.R.S. Employer Identification No.)
5757 N. Green Bay Avenue
P.O. Box 591
Milwaukee, Wisconsin	53201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 524-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

        On January 9, 2006, Johnson Controls, Inc. (the “Company”) entered into an Underwriting Agreement with Banc of America Securities LLC, Citigroup Global Markets, Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters listed therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, $2.5 billion in floating and fixed rate notes consisting of the following four series:

(a) $500 Million – 2-year floating rate notes, priced at par, to yield three-month LIBOR plus twenty three basis points (the “Floating Rate Notes”);

(b) $800 Million – 5-year senior notes with a coupon of 5.25%, priced at 99.987 to yield 5.253% (the “2011 Fixed Rate Notes”);

(c) $800 Million – 10-year senior notes with a coupon of 5.5%, priced at 99.886 to yield 5.515% (the “2016 Fixed Rates Notes”); and

(d) $400 Million – 30-year senior notes with a coupon of 6.0%, priced at 98.645 to yield 6.099% (together with the Floating Rate Notes, the 2011 Fixed Rate Notes and the 2016 Fixed Rate Notes, the “Debt Securities”).

The offering of the Debt Securities is expected to close on January 17, 2006.

        In the ordinary course of their respective businesses, the Underwriters or their affiliates have engaged, or may in the future engage, in a full range of treasury services with the Company or its affiliates, including commercial banking or investment banking transactions, investment management and currency and derivative trading, for which they have received or will receive customary fees and expenses. Additionally, an affiliate of J.P. Morgan Securities Inc. is serving as trustee for the Debt Securities in this offering.

        The Debt Securities will be issued under the Senior Indenture (the “Indenture”), between the Company and J.P. Morgan Chase Bank, National Association, as Trustee (the “Trustee”), in substantially the form filed by the Company with the Securities and Exchange Commission (the “SEC”) as an exhibit to its Registration Statement on Form S-3 (Registration No. 333-130714) (the “Registration Statement”), to which the offering of the Debt Securities relates, and an officer’s certificate establishing the terms and providing for the issuance of the Debt Securities. The Indenture provides for customary events of default and further provides that the Trustee or the holders of 25% in aggregate principal amount of the outstanding Debt Securities of any series may declare the Debt Securities of that series immediately due and payable upon the occurrence of any event of default after expiration of any applicable grace period.

        Each series of the Debt Securities is subject to the Registration Statement that the Company filed with the SEC relating to the public offering from time to time of securities of the Company pursuant to Rule 415 of the Securities Act of 1933, as amended. In connection with the Company filing with the SEC a definitive prospectus supplement, dated January 10, 2006, and prospectus, dated December 27, 2005, relating to the public offering of the Debt Securities, the Company is filing certain exhibits as part of this Current Report on Form 8-K. See “Item 9.01 — Financial Statements and Exhibits.”

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(1.1)	Underwriting Agreement, dated January 9, 2006, among Johnson Controls, Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

(5.1)	Opinion of Jerome D. Okarma, Vice President, Secretary and General Counsel of Johnson Controls, Inc.

(23)	Consent of Jerome D. Okarma (contained in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.
By: /s/ R. Bruce McDonald
R. Bruce McDonald
Vice President and
Chief Financial Officer

Date: January 10, 2006

JOHNSON CONTROLS, INC.

EXHIBIT INDEX TO FORM 8-K
Report Dated January 9, 2006

Exhibit No.

(1.1)	Underwriting Agreement, dated January 9, 2006, among Johnson Controls, Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc. and J.P. Morgan Securities Inc. as representatives of the underwriters named therein.

(5)	Opinion of Jerome D. Okarma, Vice President, Secretary and General Counsel of Johnson Controls, Inc.

(23)	Consent of Jerome D. Okarma (contained in Exhibit (5) hereto).